SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2016

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

From March 18, 2016 to May 5, 2016, Prime Meridian Holding Company (the “Company”) President and Chief Executive Officer Sammie D. Dixon, Jr. purchased 4,250 shares of Company common stock. As a result of these acquisitions, Mr. Dixon now beneficially owns 86,705 shares of Company common stock, or approximately 4.38% of the outstanding shares of Company common stock.

Mr. Dixon’s purchases included three purchases through the OTCQX market (150 shares on March 18, 2016 at $14.55 per share; 100 shares on March 21, 2016 at $14.20 per share; and 1,000 shares on April 28, 2016 at $14.50 per share). Mr. Dixon also acquired 3,000 shares through the exercise of stock options issued in 2015, at an exercise price of $12.50 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ R. Randy Guemple

R. Randy Guemple
Chief Financial Officer and Executive Vice President

Date: May 5, 2016